Exhibit 1.17

This document may not be published or distributed, directly or indirectly, in any jurisdiction where the offer described herein would be prohibited by the applicable law without a specific authorization or exemption.
ABI Code ……………….	MT Account No. ………………	Seq. No. ……………….

SUBSCRIPTION FORM
OFFER OF NO. 4,436,622 BREMBO SHARES FOR
WHICH THE WITHDRAWAL RIGHT WAS EXERCISED
Rights’ offer ratio: 1 Share for every 72 rights held, at € 13.096 per share offer period: September 4th, 2023 to October 3rd, 2023.

To: Brembo S.p.A.	c/o Computershare S.p.A., via Mascheroni 19, Milan (Italy)

I, THE UNDERSIGNED,

(name of person or entity holding Brembo shares)

…………………………................................................................................................................ tax code/VAT no. ……………...........…..........................................................................…..……...........…

date of birth ......................................................................... place of birth (city, country)............................................................................................. nationality ……….....................................................

resident in/registered office (city, country)…………….....................................…….………at (street address) ……...................................................................................................………….……………

DECLARE:
●
that I am aware that the offer of shares of Brembo S.p.A. (Brembo) in relation to which the withdrawal right was exercised (the Shares) on August 30th, 2023 was filed with the Companies’ Register of Bergamo, pursuant to Article 2437-quater, paragraph 2, of the Italian Civil Code and made available on the corporate website of Brembo at www.brembo.com (the Offer), as well as published, in short-form, in the daily newspaper “Il Sole24Ore” on August 31st, 2023, and that I fully agree with the terms and conditions provided therein;

●
that I did not exercise, within the expiration of the period provided for under Article 2437-bis of the Italian Civil Code, and in relation to Brembo shares to which option rights are granted, as specified below (the Rights), the withdrawal right, pursuant to Article 2437, paragraph 1, of the Italian Civil Code following the resolution of the extraordinary meeting of shareholders of Brembo held on July 27th, 2023, which approved the resolution to the cross-border conversion of Brembo S.p.A. from Italy to the Netherlands, resulting in (i) the adoption of the legal form of a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands and the adoption of the name “Brembo N.V.” purpose;

●	that I hold Brembo shares for which the right of withdrawal was not exercised and that, therefore, I hold the related Rights;
●	that I understand that subscription to the Offer is irrevocable;

AS HOLDER OF	no ....................... Rights

I EXERCISE	no ....................... Rights :72 = (rounded down to the nearest whole number)

I INTEND TO PURCHASE	no ...................... Shares at a price per share of x €13.096 =

FOR WHICH I UNDERTAKE TO PAY	€ ....................... on the date which is to be announced (the Settlement Date).

I also REQUEST to purchase, on a PRE-EMPTIVE RIGHT basis, pursuant to Article 2437-quater, paragraph 2, of the Italian Civil Code,

	no.	…………….……..	Shares
remaining unsold at the end of the Offer period at a price per share equal to FOR WHICH I UNDERTAKE TO PAY, on the Settlement Date which is to be announced,	€	x € 13.096 ……………….…..

I UNDERSTAND that, should the number of shares requested under the pre-emptive right be greater than the number of Shares remained unsold at the end of the Offer period, an allotment will be made among all shareholders exercising their pre-emptive right, pro rata to the number of Rights owned, and that the number of Shares allotted to me under the pre-emptive right will be communicated within the Settlement Date through my depository intermediary, to whom

I ISSUE irrevocable authorization to pay Brembo the full purchase amount, as determined above, for the Shares acquired, on the understanding that payment of the above aggregate purchase price and the settlement of the Shares will occur on the Settlement Date, which is to be announced.

I CONFIRM, under my responsibility, to all legal effects, the accuracy of the data contained in this subscription form.

(date) ………………..... (signature of subscriber or authorized representative) ………………………………………

Personal details of individual signing on behalf of a legal person

(First name and surname) ………………….....................................................................…………………..… position: .……………………........................................................………….................….

date of birth .................................................................................................. place of birth (city, country)..............................................................................................………......................................

resident in (city, country)…………..........................................……….………at (street address) ….........................……..................................................................................………….…..……………

THE INTERMEDIARY (name) ………………………………………………………………………......………. Tel. ………………………….……………… E-mail ………………………………..…. (Intermediary’s stamp and signature) ……………………………………………………